UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of report (Date of earliest event reported): January 29, 2010

THE PENN TRAFFIC COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-8858 (Commission File Number)	25-0716800 (IRS Employer Identification No.)

1200 State Fair Boulevard
Syracuse, New York 13221-4737
(Address of Principal Executive Offices) (Zip Code)

(315) 453-7284
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 18, 2009 (the “Petition Date”), The Penn Traffic Company (the “Company”) and each of its direct and indirect subsidiaries, including Penny Curtiss Baking Company, Inc. and Big M Supermarkets, Inc. (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Debtors are continuing to manage their remaining properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and no trustee or examiner has been appointed in the Debtors’ case.  On January 29, 2010, the Debtors completed the previously announced sale of substantially all of their assets (the “Company’s Business”) to Tops Markets, LLC (the “Purchaser”), pursuant to an Asset Purchase Agreement dated as of January 7, 2010 (the “Asset Purchase Agreement”) and approved by order of the Bankruptcy Court entered on January 25, 2010.  In exchange for the Company’s Business, the Purchaser provided consideration consisting of (a) approximately $85 million in cash ($12.5 million of the purchase price was placed in escrow at closing and will be repaid to Tops in the event of downward adjustments in the purchase price to the extent the Company’s inventory levels were less than $38.0 million at the closing or in the event that title searches indicate the existence of encumbrances on the assets which result in an impairment of asset value), (b) the assumption of certain liabilities associated with these operations, (c) the exclusion of certain assets from those being acquired by Tops, (d) an agreement with C&S Wholesale Grocers, Inc. (“C&S”) to reduce claims asserted by C&S against the Company’s Business by approximately $27.0 million, among other things, and (e) agreements with the United Food and Commercial Workers, Local One (the “UFCW”) and the UFCW Local One Pension Fund (the “Plan”) extinguishing claims of approximately $72.0 million that otherwise would have been asserted by the Plan against the Company’s Business.  In connection with the closing of the sale of the Company’s Business under the Asset Purchase Agreement the Company and Tops entered into: (1) a transition services agreement providing that the Company will provide services to Tops to facilitate the transfer of the Company’s Business (the “Transition Services Agreement”), (2) an Agency Agreement authorizing Tops to act as the Company’s agent to sell the merchandise at and conduct going out of business sales at certain of the Company’s stores (the “Agency Agreement”), and (3) an Interim Operating Agreement authorizing Tops to act as the Company’s agent to operate certain of the Company’s stores pending Tops’ decision to assume or reject unexpired leases of the stores (the “Interim Operating Agreement”).  As a result of the occurrence of the closing under the Asset Purchase Agreement, the Company’s first lien lenders and second lien lenders were paid in full, subject only to the rights of the official unsecured creditors’ committee until March 2, 2010 to investigate the liens and claims of the lenders.

In connection with the sale, independent accountants were in the process of reviewing, on behalf of the Purchaser, certain financial information of the Company.  The accountants advised the Company that a weakness in design of management’s internal control process for ensuring compliance with debt covenants for its credit facility constituted a material weakness in internal control over financial reporting.  Management conducted an evaluation of such internal control process and concluded that a deficiency existed with respect to the process for ensuring delivery to the senior lender of certain title information for the Company's trailers and tractors, but that the deficiency was not material in nature.  Based upon the required evaluation, the Chief Executive Officer and Chief Financial Officer concluded that as of October 31, 2009, the Company’s system of internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and that the Company’s financial statements and related disclosures are free of material misstatement.

The amount and nature of the consideration were determined by arm’s length negotiation between the parties.  A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 12, 2010.

Item 2.05 Costs Associated with Exit or Disposal Activities

The disclosure in Item 2.01 of this report is incorporated herein by reference.  The Company is currently unable in good faith to make a determination of an estimate of the amount or range of amounts expected to be incurred in connection with the sale of the Company’s Business or an estimate of the amount or range of amounts that will result in future cash expenditures.  The Company currently believes that after the Company's repayment of its creditors to the extent it has available funds, none of its assets will remain available for distribution to its stockholders.  The Company intends to propose and have its Chapter 11 plan of liquidation confirmed by the Bankruptcy Court later in 2010.

Item 8.01 Other Events

As previously disclosed, on December 15, 2009, the Company entered into an asset purchase agreement with Price Chopper Operating Co., Inc. (“Price Chopper”) pursuant to which the Company had agreed to sell, subject to approval of the Bankruptcy Court, substantially all the assets used in the operation of 22 of the Company’s retail stores to Price Chopper in exchange for $54.0 million and the assumption of certain liabilities associated with these operations (the “Prior Asset Purchase Agreement”).  Due to the Company’s entry into the Asset Purchase Agreement described above, the Company withdrew its motion for approval of the Prior Asset Purchase Agreement on January 8, 2010.  On January 26, 2010, Price Chopper commenced an adversary proceeding in the Bankruptcy Court alleging that the Company breached the Prior Asset Purchase Agreement by entering into the Asset Purchase Agreement with Purchaser and seeking damages in the amount of $1,620,000.  The Company believes the complaint is without merit, and will be contesting the complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY (Registrant)

By:	/s/ Daniel J. Mahoney
	Name:	Daniel J. Mahoney
	Title:	SVP, General Counsel

Date: February 2, 2010